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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM 8-K
                        --------------------------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 8, 2005

                             -----------------------

                                 CRYOLIFE, INC.
             (Exact name of registrant as specified in its charter)
                            -------------------------

           FLORIDA                           1-13165                         59-2417093
(State or Other Jurisdiction        (Commission File Number)                (IRS Employer
      of Incorporation)                                                  Identification No.)

              1655 ROBERTS BOULEVARD, N.W., KENNESAW, GEORGIA 30144
               (Address of principal executive office) (zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (770) 419-3355

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

                            -------------------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 REGISTRANT'S BUSINESS AND OPERATIONS.
ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE CONTRACT.

On February 8, 2005, CryoLife, Inc. (the "Company" or "CryoLife") and its subsidiaries entered into a new credit agreement with Wells Fargo Foothill, Inc. as lender. The agreement is described in Item 2.03 of this report, which is incorporated herein by reference.

SECTION 2 FINANCIAL INFORMATION.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On February 8, 2005, CryoLife and its subsidiaries entered into a new credit agreement with Wells Fargo Foothill, Inc. as lender. The credit agreement provides for a revolving credit facility in an aggregate amount equal to the lesser of $15.0 million (including a letter of credit subfacility of up to an aggregate of $2 million) or a borrowing base determined in accordance with the terms of the credit agreement. Generally, the borrowing base is 20% of the appraised value of the business of CryoLife, reduced by the lender's reserves for credit exposure associated with other bank products provided by the lender to CryoLife. The maximum loan amount of $15.0 million was available at closing. The credit agreement expires on February 7, 2008, at which time the outstanding principal balance will be due.

Amounts borrowed under the credit facility are secured by substantially all of the tangible and intangible assets of CryoLife and its subsidiaries. On February 8, 2005, CryoLife borrowed approximately $265,000 of the $15.0 million then available, and used such borrowings to pay certain expenses of the transaction, including the lender's closing fees. CryoLife is also required under the loan documents to pay the lender an annual fee and an unused line of credit fee. In addition, CryoLife must pay a letter of credit fee of 2% per annum on outstanding letters of credit. Interest and fees under the facility are payable on a monthly basis.

Subject to the terms and conditions of the credit agreement, amounts borrowed under the revolving credit facility bear interest at a per annum rate equal to the rate of interest announced from time to time by Wells Fargo Bank, National Association, as its "prime rate" plus 1%. Amounts borrowed under the revolving credit facility generally may be repaid and reborrowed at any time during the term of the credit agreement.

The credit agreement includes various affirmative and negative covenants, including financial covenants such as a requirement that CryoLife have a minimum aggregate amount of cash, cash equivalents and borrowing capacity or achieve a minimum EBITDA on a quarterly basis. The credit agreement also includes customary conditions on incurring new indebtedness and limitations on cash dividends. Cash dividends on preferred stock may be paid so long as the Company maintains at least $7.5 million, in the aggregate, of cash, cash equivalents, and borrowing capacity. There is no restriction on the payment of dividends in the form of common stock. Payments under the credit agreement may be accelerated upon the occurrence of an event of default, as defined in the credit agreement, that is not otherwise waived or cured.

This description of the credit agreement is not complete and is qualified in its entirety by the actual terms of the agreement, a copy of which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

                                       2
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CRYOLIFE, INC.



Date:  February 11, 2005              By:  /s/ D.A. Lee
                                          --------------------------------------
                                      Name:   D. Ashley Lee
                                      Title:  Executive  Vice  President,  Chief
                                              Operating  Officer and Chief
                                              Financial Officer